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                                                                    EXHIBIT 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 and related Prospectus pertaining to the Sizzler International, Inc. 2001 AMG Restricted Stock Plan of our report, dated June 14, with respect to the consolidated financial statements and schedules of Sizzler International, Inc. included in Sizzler International, Inc.'s Form 10-K for its fiscal year ended April 30, 2000 and to all references to our Firm included in the Form S-8 and related Prospectus.



/s/  Arthur Andersen LLP



Los Angeles, California

May 18, 2001